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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 27, 2005

                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                  33-60032           62-1518973
              (State or other             (Commission         (IRS Employer
       jurisdiction of incorporation)     File Number)    Identification Number)


      1001 Tillman Street, Memphis, Tennessee                          38112
      (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (901) 320-8100

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01. Other Events

On January 27, 2005, Buckeye Technologies Inc. isued a press release announcing that is has commenced a soliciation of consents from holders of its outstanding $200 million aggregate principal amount of 8 1/2% Senior Notes due October 1, 2013. A copy of the press release is atached as Exhibit 99.1.


SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibit is being furnished as part of this Report.

Exhibit
Number                                    Description
---------    ---------------------------------------------------------------

 99.1        Press Release of Buckeye Technologies Inc. dated January 27, 2005.

                                                                  Exhibit 99.1
News from
[OBJECT OMITTED]
FOR IMMEDIATE RELEASE
                                Contacts: Kris Matula, Executive Vice President
                                          and Chief Financial Officer
                                          901-320-8588
                                          Chad Foreman
                                          Investor Relations Manager
                                          901-320-8828
                                          Website:  www.bkitech.com

BUCKEYE ANNOUNCES COMMENCEMENT OF CONSENT SOLICITATION

MEMPHIS, TN January 27, 2005 - Buckeye Technologies Inc. (NYSE:BKI) today announced that it has commenced a solicitation of consents (the "Consent Solicitation") from holders of its outstanding $200 million aggregate principal amount of 8 1/2% Senior Notes due October 1, 2013 (the "2013 Notes") to amend the indenture for the 2013 Notes. The purpose of the Consent Solicitation is to amend certain provisions of the indenture governing the 2013 Notes to permit Buckeye to redeem $100 million of its 9 1/4% Senior Subordinated Notes due September 15, 2008 (the "2008 Notes"). In conjunction with the redemption of the 2008 Notes, Buckeye intends to amend its current credit facilities with, among other things, an incremental increase in its term borrowings of approximately $85 million.

The fee to be paid for each consent properly delivered and not revoked prior to the expiration of the Consent Solicitation is $5 in cash for each $1,000 principal amount of 2013 Notes. The Consent Solicitation will expire at 5:00 P.M., New York City time, on February 9, 2005, unless extended. The approval of the proposed amendments requires the consent of holders of at least a majority in aggregate principal amount of the outstanding 2013 Notes. The terms and conditions of the Consent Solicitation are described in the Consent Solicitation Statement dated January 27, 2005, copies of which may be obtained from Citigroup Global Markets Inc.

Buckeye has engaged Citigroup Global Markets Inc. to act as solicitation agent in connection with the Consent Solicitation. Questions regarding the Consent Solicitation should be directed to Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (US toll-free) or (212) 723-6106 (collect). Requests for documentation may be directed to Global Bondholders Services Corporation, the information agent for the Consent Solicitation, at (866) 924-2200 (US toll-free) or (212) 430-3774 (collect).

This announcement is not a solicitation of consents with respect to any securities. The Consent Solicitation is being made solely by the Consent Solicitation Statement dated January 27, 2005.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

                            BUCKEYE TECHNOLOGIES INC.


                            /s/ Kristopher J. Matula
                            --------------------------------------
                            Kristopher J. Matula
                            Executive Vice President and Chief Financial Officer January 27, 2005